Exhibit 10.14

EXECUTION VERSION

FIRST AMENDMENT AND WAIVER

FIRST AMENDMENT AND WAIVER, dated as of December 10, 2007 (this “First Amendment and Waiver”), to the Term Loan Agreement, dated as of August 14, 2007 (the “Term Loan Agreement”), among New ATA Acquisition Inc., a Delaware corporation (the “Company”), the several lenders from time to time parties thereto (the “Lenders”), Jefferies Finance LLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Lenders and the Administrative Agent are parties to the Term Loan Agreement;

WHEREAS, the Company has requested that the Lenders amend and waive certain terms in the Term Loan Agreement in the manner provided for herein; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to the requested amendment and waiver subject to the provisions of this First Amendment and Waiver;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1.     Defined Terms.     Unless otherwise defined herein, terms which are defined in the Term Loan Agreement and used herein as defined terms are so used as so defined.

2.     Amendment to Section 5.2(d).   Section 5.2(d) of the Term Loan Agreement is hereby amended by deleting such Section 5.2(d) in its entirety and substituting in lieu thereof the following:

“(d) unless available pursuant to public filings, concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then-current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; provided that such narrative discussion and analysis with respect to such periods ending September 30, 2007, shall not be required to be so furnished until the delivery of a Preliminary OM covering the fiscal quarter ending September 30, 2007, pursuant to Section 5.9(c);

3.     Amendment to Section 5.9(a).    (a) Subclause (x) of Section 5.9(a) of the Term Loan Agreement is hereby amended by deleting such subclause (x) in its entirety and substituting in lieu thereof the following:

“(x) after a reasonable marketing period (including a road show) that does not commence until the delivery of a Preliminary OM pursuant to Section 5.9(c) and”

(b) Subclause (y) of Section 5.9(a) of the Term Loan Agreement is hereby amended by deleting the word “twice” appearing therein and substituting, in lieu thereof, the words “four times, but in no event earlier than January 2, 2008”.

4.     Amendment to Section 5.9(c).    Section 5.9(c) of the Term Loan Agreement is hereby amended by deleting such Section 5.9(c) in its entirety and substituting in lieu thereof the following:

“(c) No later than 15 days (or such longer period, not to exceed 30 days, as is determined by the Administrative Agent to be reasonably necessary) after delivery by the Administrative Agent of a Securities Demand, the Company will deliver (and, if applicable, cause Holdings to deliver) preliminary offering memoranda or preliminary prospectuses and other marketing materials relating to the Senior ATA Notes usable in a customary high-yield road show (with the industry section being written by Seabury Group or any other airline industry expert having similar qualifications), which shall be reasonably satisfactory to the Administrative Agent and shall comply with the rules and regulations (including Regulation S-X) of the Securities Act, and shall in any event include information that would be required in a registration statement on Form S-1 for an offering registered under the Securities Act, including without limitation the unaudited (or, in the case of fiscal years, audited) financial statements of the Company (and, if applicable, Holdings) for the most recent fiscal quarter or fiscal year then ended (each, a “Preliminary OM”); provided that no Preliminary OM covering a particular fiscal quarter or fiscal year shall be required to be delivered prior to the date that is 15 days after financial statements covering such quarter or year are delivered pursuant to Section 5.1(a) or 5.1(b), as applicable.”

5      Amendment to Section 7.  Subclause (c) of Section 7 of the Term Loan Agreement is hereby amended by deleting such subclause (c) in its entirety and substituting in lieu thereof the following:

“(c) the Company shall default in the observance or performance of any agreement contained in Section 5.9, Section 5.10 or Section 6; or”

6.     Waiver of Section 5.1(b).    Notwithstanding anything in the Term Loan Agreement to the contrary, the Lenders hereby waive (x) compliance with the requirements of Section 5.1(b) of the Term Loan Agreement, solely with respect to the quarterly period ended September 30, 2007, until and including December 17, 2007, and (y) any Default or Event of Default that may have resulted from the failure of the Company to comply with such requirements prior to the effectiveness of this First Amendment and Waiver. It is agreed that, if the items described in Section 5.1(b) with respect to such quarterly period are not delivered by December 17, 2007, then an Event of Default with respect to such Section shall thereafter be in existence, without requirement of delivery of notice or any other action.

7.     Waiver of Section 5.9(c).    Notwithstanding anything in the Term Loan Agreement to the contrary, the Lenders hereby waive any Default or Event of Default that may have resulted from the failure of the Company to comply with the requirements of Section 5.9(c) of the Term Loan Agreement prior to the effectiveness of this First Amendment and Waiver.

8.     Representations and Warranties.      On and as of the date hereof, the Company hereby confirms that, after giving effect to this First Amendment and Waiver, the representations and warranties set forth in Section 3 of the Term Loan Agreement are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date (in which case, the Company hereby confirms that such representations and warranties are true and correct in all material respects as of such earlier date).

9.     Effectiveness of First Amendment and Waiver.     This First Amendment and Waiver shall become effective as of the date hereof when the Administrative Agent shall have received counterparts of this First Amendment and Waiver duly executed by the Company and the Required Lenders.

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10. Continuing Effect; No Other Amendments, Waivers or Consents.       Except as expressly provided herein, all of the terms and provisions of the Term Loan Agreement are and shall remain in full force and effect. The waiver provided for herein is limited to the specific Section of the Term Loan Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Term Loan Agreement or the same subsection for any other date or time period. This First Amendment and Waiver shall be binding on the parties hereto and their respective successors and permitted assigns under the Term Loan Agreement.

11. Expenses.        The Company agrees to pay and reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this First Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in each case to the extent required to be paid or reimbursed pursuant to Section 9.5 of the Term Loan Agreement.

12. Counterparts.  This First Amendment and Waiver may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

13. GOVERNING LAW.       THIS FIRST AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

NEW ATA ACQUISITION INC

By:	/s/ William Garrett
Name:	William Garrett
Title:	EVP & CFO

[Signature Page to First Amendment and Waiver]

JPMORGAN CHASE BANK, NA., as Administrative
Agent and as a Lender

By:	/s/ Matthew II.Massic
Name:	Matthew II.Massic
Title:	Managing Director

[Signature Page to First Amendment and Waiver]

JEFFERIES FINANCE LLC, as Documentation Agent

By:	/s/E.J. Hess
Name:	E.J. Hess
Title:	Managing Director

JEFFERIES FINANCE CP FUNDING LLC, as a Lender

By:	/s/E.J. Hess
Name:	E.J. Hess
Title:	Managing Director